Exhibit 10.1

[FORM OF] ASSET REPRESENTATIONS REVIEW AGREEMENT

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC,

and

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC,

as Transferors,

and

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,

as Servicer,

and

[            ],

as Asset Representations Reviewer

American Express Credit Account Master Trust

Dated as of [                    ]

ASSET REPRESENTATIONS REVIEW AGREEMENT

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”) is made and entered into as of the [    ] day of [    ], 20[    ] (the “Engagement Date”), by and among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company, and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company, as Transferors (the “Transferors”), AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, as Servicer (in such capacity, the “Servicer”), and [    ], a [    ], as Asset Representations Reviewer, and acknowledged and accepted by American Express Centurion Bank and American Express Bank, FSB, as account owners (the “Account Owners” and, collectively with the Transferors, the “Representation Parties”), and The Bank of New York Mellon, as Trustee (the “Trustee”).

WHEREAS the Transferors will engage the Asset Representations Reviewer to perform reviews of certain Accounts and Receivables for compliance with the representations and warranties made by the Representation Parties with respect to the Accounts and Receivables in the American Express Credit Account Master Trust (the “Trust”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Section 1.01 Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“60-Day Delinquency Percentage” shall mean, with respect to any Monthly Period, the “60-Day Delinquency Percentage,” as reported in the Trust’s monthly Distribution Report on Form 10-D with respect to such Monthly Period.

“Account Owners” has the meaning stated in the first paragraph hereof.

“Adverse Effect” has the meaning set forth in Section 1.01 of the Pooling and Servicing Agreement.

“Agreement” has the meaning stated in the first paragraph hereof.

“Annual Fee Step-Up” has the meaning stated in Section 4.01(a).

“Annual Fee” has the meaning stated in Section 4.01(a).

“Annual Period” shall mean (i) the period from and including the Engagement Date to but excluding the first anniversary of the Engagement Date, and (ii) the period from an including each anniversary of the Engagement Date to but excluding the immediately succeeding anniversary of the Engagement Date.

“Ancillary Agreement” shall mean the agreement referred to in Section 7.03.

“Client Records” has the meaning stated in Section 3.12.

“Confidential Information” has the meaning stated in Section 7.01(a).

“Covered Representations” shall mean those representations and warranties identified within the “Tests” included in Exhibit A.

“Covered Series” shall mean each Series issued pursuant to a Supplement to the Pooling and Servicing Agreement with respect to which the Asset Representations Reviewer’s engagement is confirmed under Section.

“Delinquency Threshold” shall mean, with respect to any Monthly Period, the “Delinquency Threshold,” as reported in the Trust’s monthly Distribution Report on Form 10-D with respect to such Monthly Period.

“Disclosing Party” has the meaning stated in Section 7.01(a).

“Disqualification Event” has the meaning stated in Section 6.01.

“Eligible Asset Representations Reviewer” shall mean a Person who (i) is not an Affiliate of the Account Owners, the Transferors, the Servicer, the Trustee or any of their Affiliates and (ii) has not been engaged, and is not Affiliated with a Person that has been engaged, by the Account Owners, Transferors or any underwriter to perform pre-closing due diligence work on the Accounts or the Receivables.

“Engagement Date” has the meaning stated in the first paragraph hereof.

“Force Majeure Event” shall mean a failure or delay in the performance of a party’s obligations as set forth in this Agreement that arise out of or are caused by, directly or indirectly, forces beyond a party’s control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

“Indemnified Amex Person” has the meaning stated in Section 5.04.

“Indemnified ARR Person” has the meaning stated in Section 5.03.

“Party” shall mean (i) on the one hand, the Asset Representations Reviewer and (ii) on the other hand, the Transferors and the Servicer, collectively.

“PII” and “Personally Identifiable Information” have the respective meanings stated in Section 7.02(a).

“Pooling and Servicing Agreement” shall mean the Pooling and Servicing Agreement, dated of May 16, 1996, as amended and restated as of [            ], 2015, as supplemented by the Supplement relating to each Covered Series.

“Privacy Laws” has the meaning stated in Section 7.02(a).

“Representation Parties” has the meaning stated in the first paragraph hereof.

“Representatives” has the meaning stated in Section 7.01(a).

“Review” shall mean the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Exhibit A for each Review Account and Review Receivable as further described in Article III.

“Review Accounts” shall mean those Accounts identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice in accordance with Section 3.02.

“Review Fee” has the meaning stated in Section 4.01(b).

“Review Materials” shall mean the documents, data, and other information required for each “Test” as set forth in Exhibit A.

“Review Notice” shall mean a notice delivered pursuant to Section 4.15 of the Supplement relating to any Covered Series.

“Review Receivables” shall mean the Receivables relating to the Review Accounts.

“Review Report” has the meaning stated in Section 3.07.

“Tests” shall mean the procedures listed in Exhibit A as applied to the process described in Article III.

“Test Complete” has the meaning stated in Section 3.05.

“Test Fail” has the meaning stated in Section 3.05.

“Test Incomplete” has the meaning stated in Section 3.04.

“Test Pass” has the meaning stated in Section 3.05.

“Transaction Documents” shall mean the Pooling and Servicing Agreement and each Receivables Purchase Agreement.

“Transferors” has the meaning stated in the first paragraph hereof.

“Trust” has the meaning stated in recitals hereof.

“Trustee” has the meaning stated in the first paragraph hereof.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01 Engagement; Acceptance

The Transferors hereby engage [                    ] to act as the Asset Representations Reviewer for the Trust. Asset Representations Reviewer accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement. The Transferors hereby confirm such engagement with respect to all Covered Series outstanding on the date hereof. The Transferors shall confirm such engagement with respect to each additional Covered Series pursuant to the related Supplement.

Section 2.02 Eligibility of Asset Representations Reviewer.

The Asset Representations Reviewer is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer will notify the Transferors and the Servicer promptly if it ceases to be an Eligible Asset Representations Reviewer or if any event shall have occurred that would, or may reasonably be expected to, result in it ceasing to be an Eligible Asset Representations Reviewer.

Section 2.03 Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Representation Parties, the Servicer or the Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Transferors, the Asset Representations Reviewer will have no authority to act for or represent the Representation Parties, the Servicer or the Trustee and will not be considered an agent of the Representation Parties, the Servicer or the Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Transferors or the Servicer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

ARTICLE III.

DUTIES OF THE ASSET REPRESENTATIONS REVIEWER

Section 3.01 Review Scope.

The review conducted by the Asset Representations Reviewer pursuant to this Agreement is designed to determine whether certain Accounts and Receivables were not in compliance with the Covered Representations made with respect thereto by the Representation Parties in the

Transaction Documents.

The Review is not designed to determine any of the following:

(a) Reason for delinquency;

(b) Creditworthiness of the obligor, either at the time of the Review or as of the Account or Receivable creation date;

(c) Overall quality of any Review Account or Review Receivable;

(d) Whether the applicable Servicer has serviced any Account and/or Receivable in compliance with the Pooling and Servicing Agreement;

(e) Whether noncompliance with the representations or warranties constitutes a breach of the provisions of any of the Transaction Documents;

(f) Whether the Accounts or Receivables were in compliance with the representations and warranties set forth in the Transaction Documents, except as expressly described in this Agreement; or

(g) To establish cause, materiality or recourse in the case of any failed Test as described in Section 3.05.

The Parties acknowledge that certain representations and warranties made by the Representation Parties in the Transaction Documents contain materiality thresholds, for example, where a breach of the representation or warranty is conditioned upon the failure to comply having an Adverse Effect. The Asset Representations Reviewer will not make any determination as to materiality, including any determination as to whether any deviation from or noncompliance with the requirements of a particular representation or warranty has or may have an Adverse Effect. Any such determination will be made by the applicable Representation Party.

Section 3.02 Review Notices.

Upon receipt of a Review Notice from the Servicer, the Asset Representations Reviewer will commence a Review. The Asset Representations Reviewer will not be obligated to commence a Review until a Review Notice is received. Once the Review Notice is issued, the Servicer will provide the Asset Representations Reviewer access to a list of Review Accounts within [30] days or as soon thereafter as reasonably possible in the event of a Force Majeure Event.

The Asset Representations Reviewer is not obligated to verify (i) whether a Review Notice was required to be delivered under the Pooling and Servicing Agreement or (ii) the accuracy or completeness of the list of Review Accounts provided by the Servicer.

Section 3.03 Review Materials.

Within [60] days of the delivery of a Review Notice, or as soon thereafter as reasonably possible in the event of a Force Majeure Event, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Review Accounts and the Review Receivables; provided, however, that if the Servicer requires additional time to provide one or more documents constituting Review Materials, the Servicer will provide the documentation that it has available within such [60]-day period and will continue to gather the balance of the Review Materials.

All Review Materials will be provided for onsite review at the Servicer’s offices in New York City at the address specified in Section 9.02. The Asset Representations Reviewer agrees to keep all materials reviewed confidential and will not copy or remove any documentation from the Servicer’s premises without prior written approval. The Servicer may redact or remove Personally Identifiable Information from the Review Materials in a manner that does not change the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

Section 3.04 Missing or Incomplete Review Materials.

Upon receipt of access to the Review Materials, the Asset Representations Reviewer will complete an initial document inventory to verify there are no systemic documentation errors, including but not limited to consistently missing or incomplete Review Materials. The purpose of this review is to determine if there are systemic issues with documentation.

If the Asset Representations Reviewer determines that any Review Materials are not accessible, clearly unidentifiable, and/or illegible, the Asset Representations Reviewer will request in writing that the Servicer provide an updated or replacement copy of such Review Materials. The Servicer will use all reasonable efforts to provide, or cause to be provided, missing or incomplete Review Materials to the Asset Representations Reviewer or other documents or information to correct the issue of incompleteness or missing information as promptly as practicable and within [30] days of the receipt of such a request by the Asset Representations Reviewer; provided that the Servicer shall have an additional [30] days to correct any such issues if it notifies the Asset Representations Reviewer in writing that it is working diligently and it believes that satisfactory materials will be available for review by the Asset Representations Reviewer within an additional [30] days.

In the event any missing or incomplete Review Materials are not provided or corrected within this timeframe, the Asset Representations Reviewer will perform the associated Tests in consideration that such Review Materials are missing or incomplete. With respect to any such missing or incomplete Review Materials, if the Asset Representations Reviewer determines in good faith, with prior written notice to the Servicer and the Transferors, that it cannot complete a Test due to such missing information or the incompleteness of such information, the Asset Representations Reviewer will record the result of such Test as incomplete (a “Test Incomplete”).

Section 3.05 The Asset Representations Review.

Once the Asset Representations Reviewer has confirmed the [majority of the] Review Materials are available, the Asset Representations Reviewer will commence the Review. For a Review, the Asset Representations Reviewer will perform the applicable procedures listed under “Tests” in Exhibit A for each Covered Representation using the Review Materials identified in Exhibit A for each Test. The Asset Representations Reviewer will complete the Tests for each Covered Representation only using the Review Materials made available to it. For each Test, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the result of the Test should be recorded as “Test Incomplete” in accordance with Section 3.04.

If a Test with respect to a Review Account or Review Receivable was conducted in connection with a prior Review, the Asset Representations Reviewer will not repeat the Test on such Review Account or Review Receivable to the extent such Test would be duplicative of the Test conducted in connection with such prior Review. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Test within the Review Report for the current Review.

Following the delivery of the list of Review Accounts pursuant to Section 3.02, and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Receivable is paid in full by the Obligor or reassigned to a Transferor in accordance with the Pooling and Servicing Agreement. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of such Review Receivable and related Review Account, and the review of such Review Receivable and related Review Account will be considered complete (a “Test Complete”).

Section 3.06 Review Period.

The Asset Representations Reviewer will use its best efforts to complete the Review within [60] days of receiving access to all Review Materials made available under Sections 3.03 and 3.04. If additional Review Materials are provided to the Asset Representations Reviewer under Section 3.04, the review period will be extended for an additional [30] days from the latest date on which such additional Review Materials are provided.

Section 3.07 Review Reports.

Within [five (5)] Business Days following the completion of the Review, the Asset Representations Reviewer will provide the Servicer with a report identifying any Test that resulted in a “Test Fail” or “Test Incomplete.” Following the delivery of such report, the Servicer will have [fifteen (15)] Business Days to provide additional Review Materials or any other relevant information to the Asset Representations Reviewer, and the Asset Representations Reviewer will consider any applicable Test results in light of such additional Review Materials or information.

Within [30] days (or [45] days if additional Review Materials are provided in accordance with the immediately preceding paragraph) following the end of the applicable review period described in Section 3.06, the Asset Representations Reviewer will provide the Transferors, the

Servicer and the Trustee with a report providing each Test result (i.e., Test Pass, Test Fail or Test Incomplete) for each Review Account and Review Receivable (such report, a “Review Report”). The Review Report will contain a summary of the Review results which may be included (in whole or in part) in the Trust’s monthly Distribution Report on Form 10-D for the applicable Monthly Period. The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information.

Section 3.08 Review and Procedure Limitations.

The Asset Representations Reviewer will have no obligation (i) to determine whether a breach of the terms of any representation or warranty has occurred, (ii) to determine whether any applicable triggering events for a Review occurred, (iii) to determine which Accounts and/or Receivables are subject to a Review, (iv) to obtain or confirm the validity of the Review Materials, (v) to obtain missing or incomplete Review Materials, or (vi) to take any action or cause any other party to take any action under any of the Transaction Documents to enforce any remedies for breaches of any representations or warranties, including the Covered Representations.

The Asset Representations Reviewer will only be required to perform the Tests provided in Exhibit A in consideration of the Review Materials and will have no obligation to perform additional testing procedures on any Review Accounts or Review Receivables or to consider any additional information provided by any party. The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that described in Section 3.07. However, the Asset Representations Reviewer may perform additional testing procedures and may review and report on additional information that it determines in good faith to be material to its performance under this Agreement.

The Transferors expressly agree that the Asset Representations Reviewer is not advising the Transferors or any Affiliate of the Transferors or any Certificateholder or any investor or future investor concerning the suitability of the Certificates or any investment strategy. The Transferors expressly acknowledge and agree that the Asset Representations Reviewer is not an expert in accounting, tax, regulatory, or legal matters, and that the Asset Representations Reviewer does not provide legal advice as to any matter.

Section 3.09 Review Systems.

The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.

Section 3.10 Representatives.

(a) Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.

(b) Asset Representations Review Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Transferors, or the Trustee during the Asset Representations Reviewer’s performance of a Review.

(c) Inquiries Regarding a Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer, the Transferors or the Trustee until the earlier of (i) the payment in full of all Covered Series and (ii) one year after the delivery of such Review Report. The Asset Representations Reviewer will have no obligation to respond to requests or inquires made by any other Person.

Section 3.11 Dispute Resolution.

If an Account or Receivable that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under the Pooling and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of the Servicer. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution in accordance with the Pooling and Servicing Agreement. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Transferors, or the Account Owners on behalf of the Transferors, in accordance with Section 4.02.

Section 3.12 Records Retention.

Unless otherwise directed by the Servicer, in connection with any Review, the Asset Representations Reviewer will maintain copies of the Review Materials (to the extent any Review Materials are copied or removed), the Review Report and any internal work papers and correspondence (collectively the “Client Records”) until the earlier of (i) the payment in full of all Covered Series and (ii) one (1) year after the delivery of such Review Report. At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to [            ], in electronic format, or as otherwise instructed by the Servicer. Upon the return of the Client Records, the Asset Representations Reviewer shall destroy any remaining copies of such Client Records and shall have no obligation to respond to inquiries concerning the Review.

ARTICLE IV.

PAYMENTS TO ASSET REPRESENTATIONS REVIEWER

Section 4.01 Asset Representations Reviewer Fees.

(a) Annual Fee.

As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee with respect to each Annual Period equal to $[        ] (the “Annual Fee”), payable on or before the first Business Day of such Annual Period, until the termination of this Agreement.

If, with respect to any Monthly Period, the 60-Day Delinquency Percentage exceeds the product of the [    ]% and Delinquency Threshold, the Asset Representations Reviewer shall be entitled to receive an additional fee equal to $[        ] the (“Annual Fee Step-Up”), payable no later than 30 days following the last day of such Monthly Period; provided, however, that the Asset Representations Reviewer shall be entitled to the Annual Fee Step-Up no more than once during any Annual Period.

(b) Review Fee.

Following the completion of a Review and delivery of the Review Report, the Asset Representations Reviewer shall be entitled to a review fee of [$[        ] per hour][insert any other fee methodology agreed upon by the asset representations reviewer and the transferors][, subject to a cap of $[        ] per review] (the “Review Fee”), payable no later than 30 days following the submission to the Servicer and the Transferors of a detailed invoice.

(c) Payment.

All payments required to be made to the Asset Representations Reviewer shall be made by the Transferors, or by the Account Owners at the direction of the Transferors, to the following wire account or to such other account as may be specified by the Asset Representations Reviewer from time to time:

[    ]

ABA#: [    ]

Account Name: [    ]

Account No.: [    ]

Beneficiary: [    ]

REF: [    ]

Section 4.02 Reimbursable Expenses.

The Transferors, or the Account Owners at the direction of the Transferors, will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with a Review no later than 30 days following the submission to the Servicer and the Transferors of a detailed invoice.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01 Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the Engagement Date:

(a) Organization and Good Standing. The Asset Representations Reviewer is a [            ] duly formed and validly existing in good standing under the laws of the State of [            ], with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this Agreement.

(b) Due Qualification. The Asset Representations Reviewer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the ownership or lease of its properties, if any, or the conduct of its activities, including the execution, delivery and performance of this agreement, requires such qualification, license or approval except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Asset Representations Reviewer under this Agreement.

(c) Due Authorization. The execution, delivery, and performance by the Asset Representations Reviewer of this Agreement, and the other agreements and instruments executed or to be executed by the Asset Representations Reviewer as contemplated hereby, have been duly authorized by the Asset Representations Reviewer by all necessary action on the part of the Asset Representations Reviewer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or by general principles of equity.

(e) No Conflict and No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, the performance by the Asset Representations Reviewer of the transactions contemplated by this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof and thereof applicable to the Asset Representations Reviewer will not (A) conflict with, or be a breach or default under, any indenture, guarantee or other agreement or instrument to which the Asset Representations Reviewer is a party, (B) violate the organizational documents of the Asset Representations Reviewer or (C) conflict with or violate any Requirements of Law applicable to the Asset Representations Reviewer.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened against the Asset Representations Reviewer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this Agreement.

(g) Eligible Asset Representations Reviewer. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

Section 5.02 Limitation of Liability.

Neither the Asset Representations Reviewer nor any of the directors, officers, employees or agents of the Asset Representations Reviewer in its capacity as Asset Representations Reviewer shall be under any liability to any Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Asset Representations Reviewer and any director, officer, employee or agent of the Asset Representations Reviewer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Asset Representations Reviewer) respecting any matters arising hereunder. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 5.03 Indemnification of Asset Representations Reviewer.

To the fullest extent permitted by law, the Transferors will, or will cause the Account Owners to, indemnify and hold harmless the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified ARR Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) (“Indemnifiable Amounts”) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified ARR Person (whether or not also indemnified against by any other person) resulting from the performance of its obligations under this Agreement, but excluding any Indemnifiable Amounts resulting from (i) the Indemnified ARR Person’s willful misconduct, bad faith or negligence or (ii) the Indemnified ARR Person’s breach of any of its representations or warranties in this Agreement.

Section 5.04 Indemnification by Asset Representations Reviewer.

To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Transferors, the Account Owners, the Servicer and the Trustee, and each of their officers, directors, employees, and agents (each an “Indemnified Amex Person”), from and against any and all Indemnifiable Amounts of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Amex Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement or the Asset Representations Reviewer’s material breach of any of its representations or warranties or obligations in this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Amex Person from and against any Indemnifiable Amounts arising or resulting from (i) the Indemnified Amex Person’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty made by the Indemnified Amex Person.

ARTICLE VI.

REMOVAL, RESIGNATION

Section 6.01 Removal of Asset Representations Reviewer.

Each of the following events shall constitute a “Disqualification Event”:

(a) the Asset Representations Reviewer (i) no longer meets the eligibility requirements in Section 2.02 or (ii) will no longer meet the eligibility requirements in Section 2.02 upon the occurrence of an event that is reasonably likely to occur;

(b) any breach or failure by the Asset Representations Reviewer in any material respect of its representations, warranties, covenants or agreements set forth in this Agreement or in the Ancillary Agreement;

(c) an Insolvency Event occurs with respect to the Asset Representations Reviewer; and

(d) the Asset Representations Reviewer becomes a competitor of, or an Affiliate of a competitor of, the Transferors, the Servicer, the Account Owners or any of their Affiliates.

Upon the occurrence of a Disqualification Event set forth in clause (a) above, the Transferors shall, and upon the occurrence of a Disqualification Event set forth in clause (b), (c) or (d) above, the Transferors may but shall not be required to, remove the Asset Representations Reviewer and promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer. Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is assigned in accordance with Section 6.02.

Section 6.02 Appointment of Successor.

Upon any removal of the Asset Representations Reviewer in accordance with Section 6.01 or any permitted resignation of the Asset Representations Reviewer in accordance with Section 6.04, the Transferors shall appoint a successor Asset Representations Reviewer by an instrument signed by the Transferors, the Servicer and such successor Asset Representations Reviewer, and acknowledged by the Account Owners and the Trustee.

If a successor Asset Representations Reviewer has not been appointed within 30 days after the written notice of the Asset Representations Reviewer’s resignation or the delivery of the written instrument with respect to its removal, the Asset Representations Reviewer or the Trustee may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as above provided.

If the Asset Representations Review resigns or is removed, the Asset Representations Reviewer will cooperate with the Transferors and the Servicer and take all actions reasonably requested to assist the Transferors and the Servicer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Transferors, the Servicer or the successor Asset Representations Reviewer.

Section 6.03 Merger or Consolidation of, or Assumption of the Obligations of, Asset the Representations Reviewer.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 2.02, will be the successor to the Asset Representations Reviewer under this Agreement.

If the Asset Representations Reviewer is not the surviving entity, such successor shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Transferors, the Servicer, and the Trustee in a form satisfactory to the Transferors, the Servicer, and the Trustee, the performance of every covenant and obligation of the Asset Representations Reviewer, as applicable hereunder (to the extent that any right, covenant or obligation of the Asset Representations Reviewer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and, upon the request of the Transferors, the Servicer, and/or the Trustee, the Asset Representations Reviewer shall have delivered to the Transferors, the Servicer, and the Trustee an officer’s certificate of the Asset Representations Reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.03, that the successor Asset Representations Reviewer meets the eligibility requirements in Section 2.02, and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Asset Representations Reviewer.

Section 6.04 Asset Representations Reviewer Not to Resign.

The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it hereunder except:

(a) upon the determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law; or

(b) on or after the fifth anniversary of the Engagement Date, upon one (1) year’s written notice from the Asset Representations Reviewer to the Transferors, the Servicer and the Trustee.

Any determination permitting the resignation of the Asset Representations Reviewer pursuant to clause (a) above shall be evidenced as to clause (i) above by an opinion of counsel to the Asset Representations Reviewer and as to clause (ii) by an officer’s certificate of the Asset Representations Reviewer, each to such effect delivered to the Transferors, the Servicer, and the Trustee.

No such resignation pursuant to this Section 6.04 shall become effective until a successor Asset Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.02 hereof.

Section 6.05 Notice of Resignation or Removal.

Upon any resignation or removal of, or appointment of a successor to, the Asset Representations Reviewer pursuant to this Article VI, the Transferors shall give prompt written notice thereof to the Trustee, the Servicer and the Rating Agencies then rating the Certificates (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies then rating the Certificates).

ARTICLE VII.

CONFIDENTIAL INFORMATION AND PERSONALLY IDENTIFIABLE INFORMATION

Section 7.01 Confidential Information.

(a) Confidential Information Defined. For the purposes of this Agreement, “Confidential Information” means nonpublic proprietary information of the Representation Parties, the Servicer or their Affiliates (collectively, the “Disclosing Party”) that is disclosed to the Asset Representations Reviewer, including but not limited to business or technical processes, formulae, source codes, object code, product designs, sales, cost and other unpublished financial information, customer information, product and business plans, projections, marketing data or strategies, trade secrets, intellectual property rights, know-how, expertise, methods and procedures for operation, information about employees, customer names, business or technical proposals, and any other information which is or should reasonably be understood to be confidential or proprietary to the Disclosing Party. The foregoing definition of Confidential Information applies to: (i) all such information, whether tangible or intangible and regardless of the medium in which it is stored or presented; and (ii) all copies of such information, as well as all memoranda, notes, summaries, analyses, computer records, and other materials prepared by the Disclosing Party or any of its employees, agents, advisors, directors, officers, and subcontractors (collectively “Representatives”) that contain or reflect the Confidential Information.

(b) Use of Confidential Information. The Asset Representations Reviewer acknowledges that, during the term of this Agreement, it may be exposed to or acquire Confidential Information of the Disclosing Party or its Affiliates. The Asset Representations

Reviewer shall hold the Confidential Information of the Disclosing Party in strict confidence and will not disclose such information except to its Representatives who have a need to know such information for the purpose of effecting the terms and conditions of this Agreement and who have entered into an agreement with the Asset Representations Reviewer with confidentiality restrictions materially equivalent to those contained herein. The Asset Representations Reviewer shall be responsible for the breach of this Agreement by any of its Representatives. The Asset Representations Reviewer will protect the Disclosing Party’s Confidential Information using the same degree of care that it uses to protect its own information of like import, but in no event with less than a commercially reasonable standard of care.

(c) Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)	is or becomes part of the public domain other than by disclosure by the Asset Representations Reviewer or any of its Representatives in violation of this Agreement;

(ii)	was disclosed to the Asset Representations Reviewer prior to the effective date of this Agreement without a duty of confidentiality;

(iii)	was obtained from a third party not known after reasonable inquiry to be under a duty of confidentiality.

Section 7.02 Personally Identifiable Information.

(a) Definition. “Personally Identifiable Information,” or “PII,” means (i) individually identifiable information from or about an identified or identifiable individual, or any information that is combined with such individually identifiable information, including information that can be used to authenticate that individual or access an account, or (ii) information protected as personal data under any applicable laws, regulations, rules and guidance pertaining to privacy, data processing, data protection, data security, encryption, and confidentiality

(b) Use of Personally Identifiable Information. To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance its obligations hereunder, the Asset Representations Reviewer agrees that it will not use any Personally Identifiable Information except to the extent necessary to carry out its obligations under the Agreement and for no other purpose. The Asset Representations Reviewer will not disclose, or provide access to, any Personally Identifiable Information to any Person other than (i) to the Asset Representations Reviewer personnel who require such Personally Identifiable Information to perform a Review, (ii) with the prior consent of the Representation Parties or the Servicer or (iii) as required by applicable law. When permitted, the disclosure of or access to Personally Identifiable Information will be limited to the specific information necessary for the individual to complete the assigned task.

Section 7.03 Maintenance and Safeguarding.

In order to safeguard Confidential Information of a Disclosing Party and to assure that the Asset Representations Reviewer complies with certain data security provisions and anti-

corruption standards, the Servicer has entered into an Ancillary ARR Agreement with the Asset Representations Reviewer which covers information protection contract requirements as well as certain anti-corruption standards. To the extent the Asset Representations Reviewer receives Confidential Information or Personally Identifiable Information in the performance of services under this Agreement, the Asset Representations Reviewer’s receipt and maintenance of such information shall be subject to the provisions of the Ancillary Agreement. Upon the request of the Disclosing Party, the Asset Representations Reviewer shall return all Confidential Information or Personally Identifiable Information to the Disclosing Party provided to it pursuant to this Agreement.

Section 7.04 Disclosure by Operation of Law.

If the Asset Representations Reviewer is requested to disclose all or any part of any Confidential Information or PII under a subpoena, or inquiry issued by a court of competent jurisdiction or by a judicial or administrative agency or legislative body or committee, the Asset Representations Reviewer shall (i) to the extent permitted by law, promptly notify the Representation Parties and the Servicer of the existence, terms and circumstances surrounding such request; (ii) consult with the Representation Parties and the Servicer on the advisability of taking legally available steps to resist or narrow such request and cooperate with the Representation Parties and the Servicer on all steps they consider advisable; and (iii) if disclosure of the Confidential Information or PII, as applicable, is required or deemed advisable by the Representation Parties, exercise commercially reasonable efforts to obtain an order, stipulation or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information or PII, as applicable, to be disclosed. The Transferors shall reimburse, or shall cause the Servicer to reimburse, the Asset Representations Reviewer for reasonable legal fees and expenses incurred in connection with the Asset Representations Reviewer’s effort to comply with this section.

Section 7.05 Remedies.

The Parties agree that an actual or threatened breach of this Article VII by the Asset Representations Reviewer or its Representatives may cause irreparable damage to the Disclosing Party and that damages may not be an adequate remedy for any such breach. Accordingly, the Disclosing Party shall be entitled to seek injunctive relief to restrain any such breach, threatened or actual, without the necessity of posting bond, in addition to any other remedies available to the Disclosing Party at law or in equity.

ARTICLE VIII.

OTHER MATTERS PERTAINING TO THE TRUST

Section 8.01 Termination of the Trust.

This Agreement will terminate on the earlier of (i) the mutual agreement of the Parties, (ii) the payment in full of all Covered Series and (iii) the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment.

This Agreement may not be changed orally, but only by an instrument in writing signed by the Asset Representations Reviewer, the Transferors and the Servicer in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless the Transferors shall have provided prior notice of the substance of such amendment to the Trustee and each Rating Agency. The Transferors, the Asset Representations Reviewer and the Servicer may, from time to time, review and modify the Tests and Review Materials described on Exhibit A. Any such modification shall be effected under this Section 9.01.

Section 9.02 Notices.

All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Asset Representations Reviewer, to:

With a copy to:

If to the Transferors, to:

American Express Receivables Financing Corporation III LLC

4315 South 2700 West, Room 3020-3

Mail Stop 02-01-03

Salt Lake City, Utah 84184

E-mail: [    ]

American Express Receivables Financing Corporation IV LLC

4315 South 2700 West, Room 1100

Mail Stop 02-01-46

Salt Lake City, Utah 84184

E-mail: [    ]

If to the Servicer, to:

American Express Travel Related Services Company, Inc.

200 Vesey Street

New York, New York 10285

E-mail:

If to the [Trustee], to:

Section 9.03 Severability Clause.

Subject to Section 7.03, this Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Transferors and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.04 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.05 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06 Relationship of the Parties.

The Asset Representations Reviewer is an independent contractor and, except for the services which it agrees to perform hereunder, the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Asset Representations Reviewer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 9.07 Captions.

The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 9.08 Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced.

Section 9.09 Assignment.

This Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.03 hereof.

Section 9.10 Benefit of the Agreement.

This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns. No other Person will have any right or obligation under this Agreement.

Section 9.11 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.12 Survival.

The following sections of this Agreement shall survive the termination of this Agreement: Sections 3.08, 3.11, 3.12, 5.02, 5.03, 5.04, and Articles VII and IX.

IN WITNESS WHEREOF, the Transferors, the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC
as Transferor

By:
Name:
Title:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
as Transferor

By:
Name:
Title:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,
as Servicer

By:
Name:
Title:

[ ],
as Asset Representations Reviewer

By:
Name:
Title:

Acknowledged by:

AMERICAN EXPRESS CENTURION BANK,
as Account Owner

By
Name:
Title:

AMERICAN EXPRESS BANK, FSB,
as Account Owner

By
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By
Name:
Title:

EXHIBIT A

Covered Representations, Review Materials and Tests

Covered Representation(s)	Summary of Representation(s)	Review Materials	Tests

A-1